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                                [company logo]
                                  Montgomery


January 12, 1996

Members of the Board of Directors
Champps Entertainment, Inc.
153 East Lake Street
Wayzata, Minnesota 55391

Gentlemen:

        We hereby consent to the use of our opinion letter, dated January 12, 1996, to the Board of Directors of Champps Entertainment, Inc., attached as Appendix B to the Joint Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 of DAKA International, Inc., and to the references therein to our firm and to such opinion under the headings "SUMMARY--Opinion of Financial Advisors" and "THE MERGER AND RELATED TRANSACTIONS--Background of the Merger" and "Opinion of Financial Advisor to Champps." In giving such consent, we do not admit and we hereby disclaim (i) that we come within the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended (the "Act"), or the rules and regulations of the Securities and Exchange Commission thereunder, and (ii) that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

Very truly yours,

MONTGOMERY SECURITIES

/s/ Montgomery Securities


                            MONTGOMERY SECURITIES
               Investment Banking, Brokerage, Asset Management
600 Montgomery Street, San Francisco, California 94111 Telephone 415 627-2000